EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2008 relating to the consolidated financial statements of Spire Corporation and subsidiaries, for the years ended December 31, 2007 and 2006, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File Nos. 333-22223, 333-128611 and 333-143517) and Registration Statement on Form S-3 (File No. 333-133776).

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 31, 2008
Boston, Massachusetts